UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 14, 2014

Applied DNA Sciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	002-90539 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive
Stony Brook, New York 11790
(Address of Principal Executive Offices) (Zip Code)

631-240-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d - (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - (c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 14, 2014, Applied DNA Sciences, Inc. (the “Company”) was awarded a Phase II SBIR contract by the U.S. Missile Defense Agency (“MDA”) to perform research and development for avoidance of counterfeit parts by expanding the scope and scale of its existing SigNature DNA® technology platform established in its Phase I SBIR contract for Federal Supply Class 5962 electronic components, and by developing an optical reader.  The contract provides for monthly payments to the Company totaling approximately $975,000 over a two year period.

Item 8.01  Other Events.

A copy of the press release issued by the Company on July 15, 2014 relating to the SBIR Phase II contract is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

10.1 99.1	Form of Award/Contract issued by U.S. Missile Defense Agency dated July 14, 2014. Press Release issued by Applied DNA Sciences, Inc. on July 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

By:	/s/ James A. Hayward
James A. Hayward
Chief Executive Officer

Date: July 18, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Award/Contract issued by U.S. Missile Defense Agency dated July 14, 2014.
99.1	Press Release issued by Applied DNA Sciences on July 15, 2014.